UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2025

HEALTHCARE TRIANGLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40903	84-3559776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7901 Stoneridge Dr., Suite 220 Pleasanton, CA 94588

(Address of principal executive offices)

(925)-270-4812

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HCTI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 12, 2025, the Board of Directors of Healthcare Triangle, Inc. (the “Company”), upon the recommendation of the Audit Committee (the “Audit Committee”) of the Company resolved that the Company’s previously issued financial statements (the “Prior Financial Statements”) contained within its Annual Report on Form 10-K for the year ended December 31, 2023, originally filed on March 18, 2024, should no longer be relied upon due to errors in the Prior Financial Statements (the “Restatement”). Therefore, a restatement of the Prior Financial Statements is required. Accordingly, the Company will restate the aforementioned financial statements by filing an Annual Report on Form 10-K/A for the fiscal year ended December 31, 2023 (the “Amended Report”). The Audit Committee discussed these matters with the Company’s current independent registered public accounting firm, M&K CPAS, PLLC (“M&K”). The adjustments below were suggested by M&K and agreed to by the management of the Company.

In connection with the preparation of the Company’s consolidated financial statements for the Prior Financial Statements, management concluded the following:

●	During the re-audit of Prior Financial Statements, M&K conducted a review of the intangible assets in accordance with applicable accounting standards. As part of this review, it was determined that certain intangible assets lacked sufficient supporting documentation to justify their capitalization. In the absence of adequate evidence, the management has decided to write down the intangible assets to the extent audit support exists. The write-off for a value of up to $2,185,000 has been recognized as an expense in the income statement under “intangible write-off”.

●	As part of re-audit of Prior Financial Statements, the management has revised estimates in the respective year of occurrence. These events are as follows:

o	Goodwill of $1,289,000, recorded from the acquisition of Devcool Inc., earlier written-off in financial year ending December 31, 2023, have now been written-off in financial year ending December 31, 2022.

o	Intangible assets of $4,300,000, recorded from the acquisition of Devcool Inc, earlier written-off in financial year ending December 31, 2023, have now been written-off in financial year ending December 31, 2022

●	Non-application of ASU 2020-06 resulted in write-back in the value of warrant liability and a corresponding increase in Additional Paid In Capital by $954,000 in financial year ending December 31, 2023.

●	Non-application of ASU 2020-06 resulted recording Debt discount of $435,000 in financial year ending December 31, 2023

●	Upon re-audit of the Prior Financial Statements, it was discovered that collections reported by a third-party were incorrectly reported before the year end cut-off, when the actually occurred after the year end cut-off. This adjustment resulted in an increase in the accounts receivable and short-term borrowings by ($ 359,000) in financial year ending December 31, 2023, and $273,000 in financial year ending December 31, 2022.

●	Additional costs accrued in financial year ending December 31, 2022 and financial year ending December 31, 2023 amounting to $231,000 and $124,000 respectively have been reversed resulting in reduction of the current liabilities and increase in additional paid-in capital.

●	Revaluation gains of $1,601,700 on contingent consideration payable towards acquisition of Devcool Inc were recorded in and for the financial year ending December 31, 2022.

●	Deferred tax expense and liability created in financial year ending December 31, 2022 up to $442,600, was recognized.

The Audit Committee of the Board of Directors of the Company was made aware of these prior period errors by M&K. The Restatement to the aforementioned financial statements will be reflected in an amendment to the Company’s Amended Report on Form 10-K/A, to be filed later today.

M&K was provided a copy of the disclosures made in this Form 8-K and was requested to furnish us with a letter addressed to the SEC stating whether or not it agrees with our statements in Item 4.02 of this Form 8-K so that it can be filed with the SEC. Attached to this Form 8-K as Exhibit 16.1 is a copy of M&K’s letter, dated February 14, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter of M&K CPAS, PLLC dated February 14, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthcare Triangle, Inc.

Date: February 14, 2025	By:	/s/ Thyagarajan Ramachandran
	Name:	Thyagarajan Ramachandran
	Title:	Chief Financial Officer

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